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                                                                     EXHIBIT 4.6


                               FORT BEND HOLDING CORP.

                         1993 STOCK OPTION AND INCENTIVE PLAN

                         NON-QUALIFIED STOCK OPTION AGREEMENT


NQSO NO. _

     This option is granted as of ______, 199_ by Fort Bend Holding Corp. (the "Corporation") to _______________ (the "Optionee"), in accordance with the following terms and conditions:

     1. OPTION GRANT AND EXERCISE PERIOD. Pursuant to the Fort Bend Holding Corp. 1993 Stock Option and Incentive Plan, as the same may from time to time be amended (the "Plan"), the Corporation hereby grants to the Optionee an option (the "Option") to purchase, pursuant to the Plan and upon the terms and conditions of the Plan and this Agreement, an aggregate of _____ shares (the "Option Shares") of the common stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of ______ per share. A copy of the Plan, as currently in effect, is incorporated by reference and is attached to this Agreement.

     Subject to the vesting of the Option set forth herein, this Option shall be exercisable only during the period (the "Exercise Period") commencing on ______, 199_ (the "Commencement Date") and ending at 5:00 p.m., Rosenberg, Texas time, on the date ten years after the Commencement Date, such later time and date being hereinafter referred to as the "Expiration Date." This Option is fully exercisable as of the date hereof, subject to the Continued Service (as defined in the Plan) of the Optionee. This Option shall vest and become exercisable according to the following schedule:

     During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the terms of this Agreement.

     2. METHOD OF EXERCISE OF THIS OPTION. This Option may be exercised at any time during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 12 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or (ii) by delivering shares of Common Stock already owned by the Optionee having a "Market Value" (as defined in the Plan as

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in effect on the date of the grant of this Option) equal to the applicable
Exercise Price, or (iii) a combination of cash and such shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

     3. DELIVERY AND REGISTRATION OF SHARES OF COMMON STOCK. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon the registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and
(ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     4. NON-TRANSFERABILITY OF THIS OPTION. This Option may not be assigned, encumbered, or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan.

     5. TERMINATION OF SERVICE OR DEATH OF THE OPTIONEE. Except as provided in the second or third paragraphs of this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he exercises this Option, has maintained "Continuous Service" (as defined in the Plan) since the date of the grant of this Option.

     If the Optionee shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of cessation. Notwithstanding the foregoing, if the Optionee ceases to maintain Continuous Service due to normal retirement and the Optionee has served the Corporation or Fort Bend Federal Savings and Loan Association of Rosenberg (the "Association") for at least five years, the Optionee may, but only during the period of three years immediately succeeding such cessation of Continuous Service, and in no event after the expiration of this Option, exercise this Option.


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     In the event of the death of the Optionee while in Continuous Service of the Corporation or during the three month or three year periods referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option immediately prior to his death, exercise this Option at any time within one year following the death of the Optionee, but in no event later than ten years from the date of the grant of this Option. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, the amount by which the Market Value (as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

     6. NOTICE OF SALE. The Optionee or any person to whom the Option or the Option Shares shall have been transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, promptly shall give notice to the Corporation in the event of the sale or other disposition of Option Shares within the later of (i) two years from the date of grant of this Option or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 12 below.

     7. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION OF THE CORPORATION. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     8. EFFECT OF MERGER. In the event of any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Optionee shall have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.


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     9.   EFFECT OF CHANGE IN CONTROL.  If a tender offer or exchange offer for shares of Common Stock (other than such an offer by the Corporation) is commenced, or if the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation, this Option shall (to the extent it is not then exercisable) become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date after which this Option shall revert to being exercisable in accordance with the other provisions of this Option; PROVIDED, that the provisions of this Section 9 shall not be deemed to cause this Option to be exercisable to the extent it has previously been exercised or otherwise terminated.

     10. STOCKHOLDER RIGHTS NOT GRANTED BY THIS OPTION. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

     11. WITHHOLDING TAX. Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a number of Option Shares sufficient to cover the amount required to be withheld.

     12. NOTICES. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of Fort Bend Holding Corp., 3400 Avenue H, Rosenberg, Texas 77471. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or the Optionee, as the case may be.

     13. PLAN AND PLAN INTERPRETATIONS AS CONTROLLING. This Option and the terms and conditions herein set forth are subject in all respects to the term and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

     14. OPTIONEE SERVICE. Nothing in this Option shall limit the rights of the Corporation or any of its Affiliates to terminate the Optionee's service as a director or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

     15. OPTIONEE ACCEPTANCE. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in
Section 12 above. In signing this Agreement, the Optionee acknowledges that the Option was awarded pursuant to the Plan, which qualifies for an exemption from the reporting requirements of Section 16 of the Securities Exchange Act of 1934.


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     IN WITNESS WHEREOF, the parties hereto have caused this NON-QUALIFIED STOCK
OPTION AGREEMENT to be executed as of the date first above written.

                                       FORT BEND HOLDING CORP.


                                       BY:
                                          ------------------------------------
                                            Lane Ward
                                            Vice Chairman, President and
                                            Chief Executive Officer


                                       ACCEPTED BY:


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                                                   (Street Address)


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                                               (City, State and Zip Code)





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